Exhibit 10.1

THIS AMENDED AND RESTATED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: Up to $4,000,000	Dated as of January 14, 2025

Integrated Wellness Acquisition Corp, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of Suntone Investment Pty Ltd, an Australian proprietary limited company, or its registered assigns or successors in interest (the “Payee”), the principal sum of up to Four Million U.S. Dollars ($4,000,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Note amends and restates in its entirety the promissory note (the “Original Note”) dated December 13, 2023 in the principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000), previously issued by the Maker to Sriram Associates, LLC, as assigned to the Payee on June 18, 2024. This Note does not constitute a novation or extinguishment of the debt represented by the Original Note.

1.	Maturity. The principal balance of this Note shall be due and payable by the Maker upon the occurrence of a Repayment/Conversion Trigger Event, as such term is defined below (the “Maturity Date”). The principal balance may be prepaid at any time prior to the Maturity Date without penalty upon written notice by the Maker to the Payee.

(a)	Each of the following shall constitute a “Repayment/Conversion Trigger Event”:

(i)	the closing of a merger, consolidation or other business combination by the Maker for its initial business combination (a “DeSPAC Transaction”); or

(ii)	subject to the terms below, the liquidation of the Maker on or before December 15, 2025, or such later liquidation date as may be approved by the Maker’s shareholders (a “Liquidation”), that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note.

The Maker shall provide Payee at least ten (10) calendar days’ prior written notice of any Repayment/Conversion Trigger Event, and to the extent applicable, a copy of the material terms and conditions of the DeSPAC Transaction. Under no circumstances shall any individual, including, but not limited to, any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

(b)	Form of Repayment. In the event of a Liquidation, all amounts due under this Note shall be repaid in cash. In the event of a DeSPAC Transaction, the Note may be repaid, at the Payee’s discretion, (i) in cash or (ii) in Conversion Shares (as defined below), pursuant to Section 15 herein. Absent reasonable prior written notice by Payee to convert into Conversion Shares pursuant to Section 15 herein, the Note shall become due and payable in cash at the closing of such DeSPAC Transaction.

2.	Interest. No interest shall accrue or be charged by Payee on the unpaid principal balance of this Note.

3.	Drawdown Requests. Maker and Payee agree that Maker may request from time to time up to four million Dollars ($4,000,000) less the principal amount of the Original Note and any subsequent advances by Payee to Maker prior to the date of this Note (the “Maximum Loan Amount”) hereunder for costs reasonably related to the Maker’s consummation of an initial business combination and for working capital purposes. The principal of this Note may be drawn down from time to time until the date on which the Maker consummates its initial business combination, upon request from the Maker to the Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down and must be in multiples of not less than Ten Thousand Dollars ($10,000) unless agreed upon by the Maker and the Payee. The Payee, in its sole discretion, shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note shall not exceed the Maximum Loan Amount. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. Except as set forth herein, no fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Maker.

4.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including, without limitation, reasonable attorneys’ fees, and then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)      Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b)     Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)      Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6.       Remedies.

(a)           Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)           Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c) hereof, the unpaid principal balance of this Note and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.       Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.       Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.       Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: made in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.    Construction. Construction; Governing Law; Venue; Waiver Of Jury Trial. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO ALSO HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT THE PAYEE OR ANY OTHER HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE MAKER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, THE PAYEE AND THE MAKER WAIVE TRIAL BY JURY, AND EACH OF MAKER AND PAYEE WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE, INCIDENTAL, EXEMPLARY OR SPECIAL DAMAGES.

11.    Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.    Trust Waiver.  Notwithstanding anything herein to the contrary, but subject to the following sentence of this Section 12, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in Maker’s Registration Statement on Form S-1 (No. 333-260713) filed with the Securities and Exchange Commission in connection with the IPO (the “Registration Statement”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13.    Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

14.    Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of Payee who agrees to be bound to the terms of this Note.

15.    Conversion.

(a)	Notwithstanding anything contained in this Note to the contrary, upon receiving due notification by Maker of a DeSPAC Transaction, Payee may elect to convert up to a maximum amount of $1.5 million (the “Cap”) of the unpaid principal balance under this Note relating to working capital expenses into that number of ordinary shares (the “Conversion Shares”) equal to: (x) the portion of the principal amount of this Note being converted pursuant to this Section 15, divided by (y) the conversion price of One Dollar ($1.00), rounded up to the nearest whole number of ordinary shares. The Conversion Shares shall be issued upon the consummation to the DeSPAC Transaction. For the avoidance of doubt, the Cap shall not be applicable to the amounts loaned by Payee to extend Maker’s expiration date.

(b)	Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Shares, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, and simultaneous with the surrender of the Note, Maker shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates) (Payee, or such other persons, are known herein as the “Holder” or “Holders”) the Conversion Shares, which shall bear such legends as are required in the opinion of legal counsel to Maker (or by any other agreement between Maker and Payee) and applicable state and federal securities laws, rules and regulations.

(c)	The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Shares upon conversion of this Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Integrated Wellness Acquisition Corp

By:	/s/ Matthew Malriat
	Name:	Matthew Malriat
	Title:	Chief Executive Officer